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                                                                     Exhibit 10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Statement of Additional Information constituting part of this Post-Effective Amendment No. 9 to the Registration Statement on Form N-4 of our report dated April 29, 2009 relating to the financial statements of The Variable Annuity Life Insurance Company Separate Account A and our report dated April 29, 2009 relating to the consolidated financial statements of The Variable Annuity Life Insurance Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Houston, Texas
April 30, 2009